THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND LAWS.

Warrant to Subscribe for
10,000 shares

                      Warrant to Subscribe for Common Stock
                                       of
                                V-ONE CORPORATION

      THIS CERTIFIES that William E. Odom ("Holder") has the right to subscribe from V-ONE Corporation, a Delaware corporation ("Corporation"), not more than 10,000 fully paid and nonassessable shares of the Corporation's Common Stock $.001 par value per share ("Common Stock"), at a price of $2.688 per share ("Exercise Price").

      The Holder of this Warrant agrees with the Corporation that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

      1. DEFINITIONS. The following capitalized terms, when used in this Warrant, shall have the following meanings:

      1.01 "Beneficiary" means an individual, trust or estate who or that, by will or the laws of descent and distribution, succeeds to the rights and obligations of the Holder under this Warrant upon the Holder's death.

      1.02  "Board" means the Board of Directors of the Corporation.

      1.03 "Fair Market Value" of a share of Common Stock means, as of any given date, the closing sales price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is then traded or, if the Common Stock is not then traded on a national securities exchange, the closing sales price or, if none, the average of the bid and asked prices of the Common Stock on such date as reported on the National Association of Securities Dealers Automated Quotation System ("Nasdaq"); PROVIDED, HOWEVER, that, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; PROVIDED, FURTHER, that, if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading. In the event the Common Stock is not admitted to trade on a securities exchange or quoted on Nasdaq, the Fair Market Value of a share of Common Stock as of any given date shall be as determined in good faith by the Board, which determination may be based on, among other things, the opinion of one or more independent and reputable appraisers qualified to value companies in the Corporation's line of business. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock shall never be less than par value per share.

      2. VESTING. This Warrant is exercisable in full on the date hereof. This Warrant may not be exercised after August 6, 2003.

      3. EXERCISE OF WARRANT UPON TERMINATION OF SERVICE. If the Holder's service as a director of the Corporation terminates by reason of his death, the right of the Holder's Beneficiaries to exercise this Warrant shall expire upon the expiration of one year from the date of the Holder's death or on August 6, 2003, whichever is earlier. If the Holder's service as a director of the Corporation terminates other than by reason of the Holder's death, this Warrant expires on the expiration of three months following the date of such termination of service or on August 6, 2003, whichever is earlier.

      4. EXERCISE. This Warrant shall be exercisable by written notice to the Corporation, which must be received by the Secretary of the Corporation not later than 5:00 P.M. local time at the principal executive office of the Corporation on the expiration date of this Warrant. Such written notice shall set forth (a) the number of shares of Common Stock being purchased, (b) the aggregate exercise price for the shares of Common Stock being purchased, (c) the exact name as it should appear on the stock certificate(s) to be issued for the shares of Common Stock being purchased, and (d) the address to which the stock certificate(s) should be sent. The aggregate exercise price of shares of Common Stock purchased upon exercise of this Warrant shall be paid in full (a) in cash,
(b) by delivery to the Corporation of already owned shares of Common Stock that have been held for at least six months, or (c) in any combination of cash and such already owned shares of Common Stock.

      In the event that any shares of Common Stock shall be transferred to the Corporation to satisfy all or any part of the aggregate exercise price, the part of the aggregate exercise price deemed to have been satisfied by such transfer of shares of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Corporation. The Holder may not transfer to the Corporation in satisfaction of the aggregate exercise price any fraction of a share of Common Stock, and any portion of the aggregate exercise price that would represent less than a full share of Common Stock must be paid in cash by the Holder.

      5. TAXES. The Corporation shall be entitled to withhold (or secure payment from the Holder in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to this Warrant. The Corporation may defer issuance of Common Stock under this Warrant unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Corporation or its delegate and shall be payable by the Holder at such time as the Corporation determines. The Holder shall be permitted to satisfy his tax or withholding obligation by (a) having cash withheld from the Holder's salary or other compensation payable by the Corporation, (b) the payment of cash by the Holder to the Corporation, (c) the payment in shares of Common Stock already owned by the Holder valued at Fair Market Value, and/or (d) the withholding from this Warrant, at the appropriate time, of a number of shares of Common Stock sufficient, based upon the Fair Market Value of such Common Stock, to satisfy such tax or withholding requirements.

      6.    CERTAIN EVENTS.

      6.01 RECAPITALIZATION. The number and kind of shares subject to this Warrant and the Exercise Price of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon this Warrant. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case.

      6.02 SALE OR REORGANIZATION. After any reorganization, merger, or consolidation in which the Corporation is or is not the surviving entity, the Holder shall, at no additional cost, be entitled, upon the exercise of this Warrant to the extent exercisable prior to such event to receive (subject to any required action by stockholders), in lieu of the number of shares of Common Stock then receivable on exercise pursuant to this Warrant, to the number and class of shares of stock or other securities to which the Holder would have been entitled pursuant to the terms of the reorganization, merger, or consolidation if, at the time of such reorganization, merger, or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares of Common Stock then receivable on exercise of this Warrant. Comparable rights shall accrue to the Holder in the event of successive reorganizations, mergers, or consolidations of the character described above.

      6.03 EXISTENCE OF THIS WARRANT. The existence of this Warrant shall not affect the right of the Corporation or its stockholders to make or authorize any and all adjustments, recapitalizations, reclassifications, reorganizations and other changes in the Corporation's capital structure, the Corporation's business, any merger or consolidation of the Corporation, any issue of bonds, debentures or preferred stock of the Corporation, the Corporation's liquidation or dissolution, any sale or transfer of all or any part of the Corporation's assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

      7.     APPLICABLE   LAW. This Warrant is issued under and  shall  for  all
purposes be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

      8. RESTRICTIONS ON TRANSFER. This Warrant and the Common Stock issuable on exercise hereof have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under said Act and laws, and any shares of Common Stock issued upon exercise of this Warrant shall bear an appropriate legend to that effect.

      9. BENEFIT OF THIS WARRANT. Nothing in this Warrant shall be construed to confer upon any person other than the Corporation, the Holder and the Holder's Beneficiaries any legal or equitably right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Corporation and the Holder.

      10. LOSS OF WARRANT. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Corporation, and upon surrender and cancellation or this Warrant, if mutilated, the Corporation shall execute and deliver a new Warrant of like tenor and date.

      11. NOTICE TO CORPORATION. Notice or demands pursuant to this Warrant to be given or made by the Holder of this Warrant to or on the Corporation shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Corporation, V-ONE Corporation, 20250 Century Boulevard, Germantown, MD 20874, Attention: Chief Financial Officer.

      IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be duly executed under its corporate seal as of the 7th day of August, 1998.


                                          V-ONE CORPORATION



                                          By:     /s/ Charles Griffis
                                                  ---------------------
                                          Name:   Charles Griffis
                                          Title:  Senior Vice President

ACCEPTED AND AGREED:

/s/ William E. Odom
-----------------------
William E. Odom